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                                                            EXHIBIT 22

                     ENRON OIL & GAS COMPANY
                         AND SUBSIDIARIES



                                         Date of        Where
            Company Name              Incorporation Incorporated

Enron Oil & Gas Company                    6/12/85   Delaware
  Enron Asia-Middle East Exploration
     Company                               1/17/85   Texas
    Enron Oil Egypt Ltd.                   1/11/91   Cayman Islands
    Enron Oil Malaysia Inc.                5/6/85    Texas
    Enron Oil Malaysia, Limited            11/17/92  Cayman Islands
  Enron Exploration Company                5/27/93   Delaware
    Enron Exploration Company, Trinidad    6/2/93    Delaware
      Enron Trinidad Exploration Company   6/2/93    Cayman Islands
        Enron Gas & Oil Trinidad Limited   11/4/92   Trinidad
    Enron Exploration Company, Australia   6/2/93    Delaware
      Enron Australia Exploration Company  6/2/93    Cayman Islands
        Enron Exploration Australia
          Pty Ltd                          11/23/92  Australia
    Enron Exploration Company, France      6/2/93    Delaware
      Enron Exploration France S.A.        11/13/92  France
    Enron Exploration Company, Russia      7/29/93   Delaware
      Enron Exploration and Production
       (Russia) Limited                    11/9/92   Cyprus
    Enron Exploration Company, Kazakhstan  7/29/93   Delaware
      Enron Exploration and Production
       (Kazakhstan) Limited                2/8/93    Cyprus
    Enron Exploration Company,
      South America                        8/3/93    Delaware
      Enron Exploration S.A.               12/12/91  Argentina
    Enron Exploration Company,
      United Kingdom                       7/29/93   Delaware
      Galliford Projects Nederland B.V.    12/4/81   The Netherlands
        Enron Oil U.K. Limited             5/22/90   England
  Enron Oil & Gas Marketing, Inc.          4/9/90    Delaware
  I N Holdings, Inc.                       3/13/85   Delaware
    Enron Oil Canada Ltd.                  4/1/82    Alberta